Exhibit 32.1
CERTIFICATION OF THE MANAGING MEMBER OF THE REGISTRANT’S
GENERAL PARTNER WHO PERFORMS THE FUNCTIONS
OF THE CHIEF
EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Casa Munras Hotel Partners, L.P. (the “Registrant”) on From 10-KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. Rothman, Managing Member of the General Partner, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: March 30, 2006

CASA MUNRAS HOTEL PARTNERS, L.P.

CASA MUNRAS GP, LLC
General Partner

By:	/s/ John F. Rothman
John F. Rothman, Managing Member